UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2017

_______________________________

Artemis Acquisition Corp.

(Exact name of registrant as specified in its charter)

_______________________________

Georgia	000-54678	81-3336488
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

PO Box 1104
Jefferson, Georgia 30549

(Address of Principal Executive Offices) (Zip Code)

843-227-1050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

Artemis Acquisition Corporation ( Artemis ) announces today that the opportunity to receive shares in Mutual Merchant Services Inc ( MUTM ) and or Adama Technologies Corp ( ADAC ) has closed June 1, 2017.

The opportunity to receive these shares by all current Artemis shareholders were made available under the terms of the acquisition agreements between MUTM and ADAC and the Vice Chairman of Artemis when two firms controlled by the Vice Chairman were acquired by MUTM and ADAC.

These shares were made available to all current Artemis shareholders at no cost or investment of any kind except the fee for the Transfer Agents which was a direct payment to the legal firm handling the collection of the fees.

It should also be noted that these shares were not made available as any exchange or substitution of any Artemis shareholders current holdings in either Artemis Energy Holdings Inc and or Artemis Acquisition Corporation but were made available as additional shares to those current holdings and the decision to accept these shares was completely up to any current Artemis shareholder to either accept or reject.

All information on this opportunity was either sent direct under the current Artemis shareholders email list or by posts to the Artemis web site, www.artemiscapitalmanagement.com

If any Artemis shareholder was unable to accept this opportunity prior to the closing and chose to be listed on the ADAC/MUTM registry you will still be able to have the opportunity to receive your shares at a later date as under the terms of the registry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Artemis Acquisition Corp.
By:	/s/ Pete Iodice
Name: Pete Iodice Title: Vice Chairman

Date:  June 19, 2017